VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 12, 2010 (this "Agreement"), by and among Perpetual Technologies, Inc., a Delaware corporation (the "Company"), the stockholders listed on the signature pages hereto under the heading "Stockholders" (each a "Stockholder" and collectively, the "Stockholders"), and the Investors (as defined below).

WHEREAS, the Company and investors (each, an "Investor", and collectively, the "Investors") have entered into a Note Purchase Agreement, dated February 12, 2010  (the "Note Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase certain promissory notes in the aggregate principal amount of $4,000,000 (the “Notes”) and five year warrants (“Warrants”) to purchase shares of the Company’s  Common Stock  (“Common Stock”).

WHEREAS, the Stockholders own and have the power and authority to vote an aggregate of [_________] shares of Common Stock, which represent in the aggregate a majority of the issued and outstanding capital stock of the Company entitled to vote; and

WHEREAS, in order to induce the Investors to enter into the Note Purchase Agreement and to consummate the transactions contemplated thereby, and as a condition thereto, each Stockholder desires to enter into this Agreement with respect to all the shares of Common Stock and any other shares of capital stock of the Company which carry voting rights, now owned and which may hereafter be acquired by the Stockholder (including without limitation, via stock splits, stock dividends), and any other securities of the Company which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (collectively, the "Shares").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows (unless otherwise defined herein capitalized terms shall have the respective meanings set forth in the Note Purchase Agreement):

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS

SECTION 1.01.   Voting Agreement.  Each Stockholder hereby agrees to take all such action as may be necessary or appropriate to elect one representative to the Board of Directors of each of the Company, BVI Company, Technic and Foshan as shall be designated by the Majority in Interest (as defined below) (the “Noteholder Designee”), and to maintain such Noteholder Designee as a director of each such company until time as the Notes are no longer outstanding.   Without limiting the foregoing, each Stockholder agrees that at any meeting of the stockholders of the Company for the election of directors, however called, and in any action by written consent of the Company's stockholders, such Stockholder shall vote his Shares:  (a) to elect the Noteholder Designee as a director of the Company, and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Note Purchase Agreement or any other Transaction Document (as defined in the Note Purchase Agreement) or, except as provided in Section 1.02 hereof, which could result in the removal of the Noteholder Designee prior to the time the Notes are no longer outstanding.  Each Stockholder acknowledges receipt and review of a copy of the Note Purchase Agreement and the other Transaction Documents.  The Majority in Interest designates Chris Bickel as the initial Noteholder Designee.

SECTION 1.02.   The Noteholder Designee shall be elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  The Stockholders shall vote all of their Shares to cause the Noteholder Designee to be removed from his or her position as a director during his or her term of office, when, and only when, such removal is requested by Note holders holding Notes evidencing at least 51% of the principal amount of the Notes then outstanding (the “Majority in Interest”).  In the event of any vacancy in the board seat to be filled by the Noteholder Designee, the Company agrees to promptly nominate, and the Stockholders agree to promptly vote their Shares, to elect such person as has been designated to fill such position in the manner set forth in this Article 1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.   Authority Relative to This Agreement.  Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder, and to consummate the transactions contemplated hereby.  Each Stockholder has taken whatever steps necessary, including without limitation, moving the Shares from a margin account to a cash account and/or delivering any voting instructions or legal proxy to any necessary broker or agent, to ensure that such Stockholder has the necessary power and authority to vote all of his Shares or has properly empowered such broker or agent to vote in accordance herewith.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

SECTION 2.02.   No Conflict.  i)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which such Stockholder’s Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Stockholder’s Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or his Shares are bound.

(b)           The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03.   Title to the Stock.  As of the date hereof, such Stockholder is the owner of the number and kind of shares of Shares set forth opposite its name on Appendix A attached hereto, and is entitled to vote such Shares, without restriction, on all matters brought before holders of capital stock of the Company.  Such Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder, and are owned by such Stockholder free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever.  Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such Stockholder’s Shares.

ARTICLE III

COVENANTS

SECTION 3.01.   No Disposition or Encumbrance of Stock.  Each Stockholder hereby covenants and agrees that, for so long as the Notes are outstanding, such Stockholder shall not offer or sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to his Shares, or directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02.   Company Cooperation.  The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Shares.  The Company shall take no actions to contravene the purpose of this Agreement.

SECTION 3.03.   Notices.  The Company shall provide the Investors and the Stockholders with reasonable prior written notice, such that the Noteholder Designee can be included in the intended mailing, of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and the Majority in Interest shall notify the Company in writing, prior to such mailing, of the person designated by them as the Noteholder Designee.  If the Majority in Interest fails to provide notice to the Company as provided above, the existing member of the Board serving as the Noteholder Designee shall be deemed to be the Noteholder Designee for reelection to the Board of Directors.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Further Assurances.  Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof (without the need to post any bond or other security or prove special damages), in addition to any other remedy at law or in equity.  Any Investor shall be entitled to its attorneys' fees reasonably incurred in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.  Entire Agreement.  This Agreement constitutes the entire agreement among the Company and the Stockholders (other than the Note Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04.  Amendment.  This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

SECTION 4.05.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 4.06.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) will be commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

SECTION 4.07.   No Revocation.  The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 4.04 hereof.  Nothing in this Section 4.07 shall be construed as limiting the provisions of Section 4.08 hereof.

SECTION 4.08.   Termination.  This Agreement shall terminate immediately upon the earlier of the consummation of a Qualified Financing (as defined in the Note Purchase Agreement), such time as the Notes are paid in full, or upon the consent of all of the Investors.

SECTION 4.09.   Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

SECTION 4.10.   Binding Effect; Assignment.  This Agreement shall be binding upon the heirs, executors, personal representatives, and successors of the Stockholders and shall inure to the benefit of the Investors, all future holders of the Notes (or any note or other instrument issued in substitution or replacement thereof), and their respective heirs, executors, and personal representatives, successors and assigns.

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

PERPETUAL TECHNOLOGIES INC.

By:
Name: Jie Li
Title: Chief Executive Officer
Dated: February 12, 2010
Address:

Name of Stockholders

By:
Name:
Title:
Dated: February 12, 2010
Address:

Names of Investors

By:
Name:
Title:
Dated: February 12, 2010
Address:

APPENDIX A

Stockholder	Common Stock Owned	Other Securities Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding